Exhibit 99.1

                           Golden Anke Technology Ltd.
                          Index to Financial Statements


                                                                            Page

Report of Independent Registered Public Accounting Firm                        2

Balance Sheets as of June 30, 2003 and 2004                                    3

Statements of Operations for the years ended
June 30, 2003 and 2004                                                         4

Statements of Stockholders' Equity for the years ended
June 30, 2003 and 2004                                                         5

Statements of Cash Flows for the years ended June 30, 2003 and 2004            6

Notes to Financial Statements                                             7 - 11

             Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Golden Anke Technology Ltd.

We have audited the accompanying balance sheets of Golden Anke Technology Ltd. (the "Company") as of June 30, 2003 and 2004, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden Anke Technology Ltd. as of June 30, 2003 and 2004 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ GROBSTEIN, HORWATH & COMPANY, LLP

Sherman Oaks, California
September 29, 2004

                           Golden Anke Technology Ltd.
                              Balance Sheets (US$)

                                                                   June 30,
                                                          --------------------------
                                                             2004           2003
                                                          -----------    -----------
                               Assets
Current assets:
  Cash                                                    $    57,000    $    66,000
  Inventory                                                    16,000             --
  Deferred income taxes                                        10,000             --
  Due from related party                                    1,055,000             --
  Due from stockholder                                             --         30,000
                                                          -----------    -----------

  Total assets                                            $ 1,138,000    $    96,000
                                                          ===========    ===========

                Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued expenses                   $     3,000    $        --
  Due to related party                                             --         37,000
                                                          -----------    -----------

  Total current liabilities                                     3,000         37,000
                                                          -----------    -----------

Stockholders' equity:
  Registered capital                                        1,208,000        121,000
  Accumulated deficit                                         (73,000)       (62,000)
                                                          -----------    -----------

  Total stockholders' equity                                1,135,000         59,000
                                                          -----------    -----------

  Total liabilities and stockholders' equity              $ 1,138,000    $    96,000
                                                          ===========    ===========

See accompanying notes to financial statements.

                           Golden Anke Technology Ltd.
                         Statements of Operations (US$)

                                                          Years Ended June 30,
                                                       -------------------------
                                                         2004            2003
                                                       --------        --------

Net revenues                                           $ 38,000        $  3,000
Cost of revenue                                         (23,000)         (2,000)
                                                       --------        --------
Gross profit                                             15,000           1,000

Costs and expenses:
  Selling, general and
    administrative expenses                              36,000          45,000
                                                       --------        --------

Loss from operations before
  deferred income tax benefit                            21,000          44,000

Deferred income tax benefit                              10,000              --
                                                       --------        --------

Net loss                                               $(11,000)       $(44,000)
                                                       ========        ========

See accompanying notes to financial statements.

                           Golden Anke Technology Ltd.
                    Statements of Stockholders' Equity (US$)


                                                                               Total
                                          Registered       Accumulated      Stockholders'
                                            Capital          Deficit           Equity
                                          -----------      -----------       -----------
Balance, July 1, 2002                     $    60,000      $   (18,000)      $    42,000

Additional capital contributed                 61,000               --            61,000

Net loss for the year
  ended June 30, 2003                              --          (44,000)          (44,000)
                                          -----------      -----------       -----------
Balance, June 30, 2003                        121,000          (62,000)           59,000

Additional capital contributed              1,087,000               --         1,087,000

Net loss for the year
  ended June 30, 2004                              --          (11,000)          (11,000)
                                          -----------      -----------       -----------
Balance, June 30, 2004                    $ 1,208,000      $   (73,000)      $ 1,135,000
                                          ===========      ===========       ===========

See accompanying notes to financial statements.

                           Golden Anke Technology Ltd.
                         Statements of Cash Flows (US$)

                                                                Years Ended June 30,
                                                           -----------------------------
                                                              2004              2003
                                                           -----------       -----------
Cash flows from operating activities:
Net loss                                                   $  (11,000)       $  (44,000)
Adjustments to reconcile net loss to net cash used in
  operating activities:
    Deferred income tax benefit                               (10,000)
Net changes in operating assets and liabilities:
  Inventory                                                   (16,000)            1,000
  Accounts payable and accrued expenses                         3,000                --
                                                           -----------       -----------

Net cash used in operating activities                         (34,000)          (43,000)
                                                           -----------       -----------

Cash flows from investing activities:
  Increase in due from related party                       (1,055,000)               --
  (Increase) decrease in due from stockholder                  30,000           (30,000)
                                                           -----------       -----------

Net cash used in investing activities                      (1,025,000)          (30,000)
                                                           -----------       -----------

Cash flows from financing activities:

  Increase (decrease) in due to related party                 (37,000)           37,000
  Additional capital contribution                           1,087,000            61,000
                                                           -----------       -----------

Net cash provided by financing activities                   1,050,000            98,000
                                                           -----------       -----------

Net increase (decrease) in cash                                (9,000)           25,000
Cash at beginning of period                                    66,000            41,000
                                                           -----------       -----------
Cash at end of period                                      $   57,000        $   66,000
                                                           ===========       ===========

Supplemental Disclosures of Cash Flow Information:
  Cash paid for -
    Interest                                               $       --        $       --
    Income taxes                                           $       --        $       --

See accompanying notes to financial statements.

                           Golden Anke Technology Ltd.
                          Notes to Financial Statements

1.    ORGANIZATION AND PRINCIPAL ACTIVITIES

      Organization - Golden Anke Technology Ltd. (hereinafter referred to as the "Company") was incorporated and registered in the People's Republic of China (the "PRC" or "China") on April 1, 2002. The Company conducts its business operations in China and operates in one business segment. Prior to the year ended June 30, 2004, the Company was a development stage enterprise.

      Principal Activity - The Company is a digital security imaging system provider in China, offering a variety of solutions on video surveillance, digital image processing and compressing, internet image transfer and imaging security systems.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation - The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

      Inventory - Inventory consists of parts to security systems and are valued at the lower of cost or market using the weighted average cost method of accounting.

      Revenue Recognition - The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements". The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to PRC law, including factors such as when persuasive evidence of an agreement with a customer exists, delivery has occurred or a service has been rendered, the sales price is fixed or determinable, sales and value added tax laws have been complied with, and collectibility is probable.

      Advertising - Advertising costs are expensed as incurred. Advertising expense for the years ended June 30, 2003 and 2004 were $6,812 and $2,687, respectively.

      Income Taxes - The Company accounts for income taxes using the liability method whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of certain assets and liabilities. Changes in deferred tax assets and liabilities include the impact of any tax rate changes enacted during the year. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

      Comprehensive Income (Loss) - The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The Company did not have any items of comprehensive income (loss) for any of the periods presented. Accordingly, no statement of comprehensive income (loss) has been presented.

                           Golden Anke Technology Ltd.
                          Notes to Financial Statements

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)

      Foreign Currency Translation - The Company maintains its books and records in Renminbi ("Rmb"), the currency of the PRC. The Rmb is the Company's functional currency, as the Company's business activities are located in the PRC and are denominated in Rmb. Translation of amounts into United States dollars ("US$") has been made at the rate of Rmb8.28 to US$1.00.

      In translating the financial statements of the Company from its functional currency into its reporting currency in United States dollars, balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using an average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in cumulative other comprehensive income (loss) in stockholders' equity.

      The Rmb is not readily convertible into US$ or other foreign currencies. The foreign exchange rate between the US$ and the Rmb has been stable at approximately Rmb1.00 to US$0.1208 for the last several years. No representation is made that the Rmb amounts could have been, or could be, converted into US$ at that rate or at any other rate.

      Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Fair Value of Financial Instruments - The estimated fair values for financial instruments under SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments approximate their carrying value in the financial statements due to the short-term nature of these instruments.

      Recent Accounting Pronouncements - In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," relating to consolidation of certain entities. In December 2003, the FASB issued a revised version of FIN 46 ("FIN 46R") that replaced the original FIN 46. FIN 46R requires identification of a company's participation in variable interest entities ("VIEs"), which are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit it to operate on a standalone basis. For entities identified as a VIE, FIN 46R sets forth a model to evaluate potential consolidation based on an assessment of which party to the VIE (if any) bears a majority of the exposure to its expected losses, or stands to gain from a majority of its expected returns. FIN 46R also sets forth certain disclosures regarding interests in VIEs that are deemed significant, even if consolidation is not required. The Company is not currently participating in, or invested in any VIEs, as defined in FIN 46R. The implementation of the provisions of FIN 46R in 2003 did not have a significant effect on the Company's financial statement presentation or disclosures.

      In May 2003, the FASB issued Statement on Financial Accounting Standards ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the

                           Golden Anke Technology Ltd.
                          Notes to Financial Statements

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D.)

      interim period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 did not have a significant effect on the Company's financial statement presentation or disclosures.

      In May 2003, the Emerging Issues Task Force ("EITF") finalized EITF 00-21 "Revenue Arrangements with Multiple Deliverables". EITF 00-21 addresses the accounting for multiple element revenue arrangements, which involve more than one deliverable or unit of accounting in circumstances where the delivery of those units takes place in different accounting periods. EITF 00-21 requires disclosures of the accounting policy for revenue recognition of multiple element revenue arrangements and the nature and description of such arrangements. The accounting and reporting requirements are effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a significant effect on the Company's financial statement presentation or disclosures.

      In December 2003, the FASB issued SFAS No. 132 (Revised), "Employer's Disclosure About Pensions and Other Postretirement Benefits". SFAS No. 132 (Revised) retains the original disclosure requirements in SFAS 132 and requires additional disclosures relating to assets, obligations, cash flows and net periodic benefit cost. SFAS No. 132 (Revised) is effective for fiscal years ending after December 15, 2003, except that certain disclosures are effective for fiscal years ending after June 15, 2004. The Company currently does not have any broad-based pension or postretirement benefit plans which require disclosure. Accordingly, the adoption of SFAS No. 132 (Revised) did not have a significant effect on the Company's financial statement presentation or disclosures.

3.    CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

      The Company is subject to risks of operating in the PRC. These include risks associated with the political and economic environment, foreign currency exchange and the legal system in the PRC.

      The economy of PRC differs significantly from the economies of the "western" industrialized nations in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the PRC government encouraged substantial private economic activities. The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation have significantly restrained economic expansion in the recent past. Similar actions by the PRC government in the future could have a significant adverse effect on economic conditions in PRC.

                           Golden Anke Technology Ltd.
                          Notes to Financial Statements

3.    CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES (CONT'D)

      Many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic.

      The Company's primary sources of revenues and cash flows are derived from its business operations in the PRC. The PRC economy has, for many years, been a centrally-planned economy, operating on the basis of annual, five-year and ten-year state plans adopted by central PRC governmental authorities, which set out national production and development targets. The PRC government has been pursuing economic reforms since it first adopted its "open-door" policy in 1978. There is no assurance that the PRC government will continue to pursue economic reforms or that there will not be any significant change in its economic or other policies, particularly in the event of any change in the political leadership of, or the political, economic or social conditions in, the PRC. There is also no assurance that the Company will not be adversely affected by any such change in governmental policies or any unfavorable change in the political, economic or social conditions, the laws or regulations, or the rate or method of taxation in the PRC.

      As many of the economic reforms which have been or are being implemented by the PRC government are unprecedented or experimental, they may be subject to adjustment or refinement, which may have adverse effects on the Company. Further, through state plans and other economic and fiscal measures such as the leverage of exchange rate, it remains possible for the PRC government to exert significant influence on the PRC economy.

      The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are maintained with government-owned banks in the PRC with high credit ratings. Accordingly, the Company believes that no significant credit risk exists.

      The Company's business activity is with customers in the PRC, and the customer base is not concentrated.

      Any devaluation of the Renminbi ("Rmb") against the United States dollar would consequently have adverse effects on the Company's financial performance and asset values when measured in terms of the United States dollar. Should the Rmb significantly devalue against the United States dollar, such devaluation could have a material adverse effect on the Company's earnings and the foreign currency equivalent of such earnings.

      On January 1, 1994, the PRC government introduced a single rate of exchange as quoted daily by the People's Bank of China (the "Unified Exchange Rate"). No representation is made that the Rmb amounts have been, or could be, converted into US$ at that rate. This quotation of exchange rates does not imply free convertibility of Rmb to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. Approval of foreign currency payments by the People's Bank of China or other institutions requires submitting a payment application form together with suppliers' invoices, shipping documents and signed contracts.

                           Golden Anke Technology Ltd.
                          Notes to Financial Statements

4.    DUE TO/FROM RELATED PARTIES

      Amounts due to/from related parties consisted of the following:

                                                Years Ended June 30,
                                               ----------------------
                                                  2004        2003
                                                --------    --------
      Due from Jiuding Group                   $1,055,000   $     --
      Due from stockholder                     $       --   $ 30,000
      Due to Jiuding Group                     $       --   $ 37,000

      The amount due from Jiuding Group consists of an unsecured, noninterest bearing loan made by the Company on March 31, 2004. The major shareholders of Jiuding Group are also the shareholders of the Company. No other rights or privileges were exchanged at the time of the loan that would require accounting recognition. Jiuding Group has agreed to repay $604,000 before March 31, 2005 and the remaining balance by June 30, 2005. For the year ended June 30, 2003, the amounts due to Juiding Group and due from stockholder represented short-term advances. Both amounts were unsecured, noninterest bearing, and were fully settled or offset during the current year.

5.    STOCKHOLDERS' EQUITY

      As a private company in the PRC, shares are not authorized or issued. In accordance with the Articles of Association of the Company, registered capital of $1,208,000 (Rmb10,000,000) was fully paid in cash.

6.    INCOME TAXES

      The Company is registered in the PRC and is subject to state and local income taxes at the applicable tax rate on the taxable income as reported in its PRC statutory financial statements in accordance with the relevant income tax laws. The Company has loss carryforwards of $65,000 that may be offset against future taxable income. The carryforwards expire in 2009. A deferred income tax asset of $10,000 has been recorded as of June 30, 2004 as a result of these loss carryforwards. The deferred income tax benefit for the year ended June 30, 2004 includes a reversal of a valuation allowance of $7,000 that offset the deferred tax asset as of June 30, 2003.

7.    SUBSEQUENT EVENT

      On March 31, 2004, the Company and its shareholders entered into an agreement ("Agreement") with IMOT Information Technology (Shenzhen) Co., Ltd. a subsidiary of Intermost Corporation ("Intermost"), through which Intermost agreed to acquire a 51% equity interest in the Company. The aggregate consideration consisted of 12,000,000 shares of Intermost's common stock valued at $3,240,000 ($0.27 per share). The value of the common stock was determined by computing the average closing price of Intermost's common stock from January 20, 2004 through March 19, 2004, and then applying a 20% discount. The transaction was completed August 10, 2004.

      The Agreement contains a certain provision that for the first two years subsequent to the completion of this transaction, 10% to 30% of net profits shall be distributed to Intermost every six months.